UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:  Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Unless the context otherwise requires, references in this report to “we,” “our” and similar terms refer to ACM Research, Inc. and its subsidiaries. References to “ACM Research” refer to ACM Research, Inc. and references to “ACM Shanghai” are to ACM Research (Shanghai), Inc. For purposes of this report, amounts in Renminbi, or RMB, have been translated into U.S. dollars solely for the convenience of the reader. The translations have been made at the conversion rate of RMB 6.8937 to U.S. $1.00 effective as of June 12, 2019 (source: State Administration of Foreign Exchange of the People’s Republic of China).

Item 1.01
Entry into a Material Definitive Agreement.

As described below under “Item 8.01 Other Events,” on June 17, 2019 we announced our plans to complete:

●
a listing of shares of ACM Shanghai on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd, known as the STAR Market, which we refer to as the Listing; and

●
a concurrent initial public offering of ACM Shanghai shares in the People’s Republic of China, or the PRC, at a pre-offering valuation of not less than RMB 5.15 billion ($747.1 million), which we refer to as the IPO.

As an initial step in qualifying for the Listing, on June 12, 2019 ACM Shanghai entered into a Capital Increase Agreement and an Agreement, which we refer to as a Supplemental Agreement, with several investors, or the Investors, consisting of private equity funds and other entities based in the PRC as well as two entities owned by certain employees of ACM Shanghai.

Capital Increase Agreements

Under its Capital Increase Agreement, each Investor has agreed to pay to ACM Shanghai by July 5, 2019 a specified RMB amount that will be applied, upon receipt of all required governmental approvals and subject to the other terms of the Capital Increase Agreement, to acquire shares of ACMR Shanghai, which we refer to as such Investor’s Placement Shares.

●
The Investors, other than the two employee entities, have agreed to pay a total of RMB 161.8 million ($23.5 million) to purchase their Placement Shares at a purchase price of RMB 13 for each RMB 1 of ACM Shanghai registered capital. This purchase price is based on a pre-investment enterprise valuation of ACM Shanghai of RMB 4.65 billion ($674.5 million).

●
The two employee entities that are Investors have agreed to pay a total of RMB 26.1 million ($3.8 million) to purchase their Placement Shares at a purchase price of RMB 10.4 for each RMB 1 of ACM Shanghai registered capital. This purchase price is based on a pre-investment enterprise valuation of ACM Shanghai of RMB 3.72 billion ($539.6 million), a discount of 20% from the purchase price paid by the other Investors.

If all of the Placement Shares are issued as contemplated by the several Capital Increase Agreements, ACM Research would own 96.0% of the outstanding ACM Shanghai shares, the Investors other than the two employee entities would hold 3.3%, and the two employee entities would hold 0.7%.

ACM Shanghai is obligated under each Capital Increase Agreement to seek to obtain all governmental approvals required for the Listing by no later than July 31, 2019. Under each Investor’s Capital Increase Agreement, if ACM Shanghai does not receive those governmental approvals within three months after the Investor funds the purchase of its Placement Share (other than for a reason not attributable to ACM Shanghai), the Investor will have the right to terminate its Capital Increase Agreement.

Supplemental Agreements

Under each Supplemental Agreement, ACM Shanghai and the Investor party thereto have agreed to use their respective best efforts to facilitate the completion of the Listing and the IPO within three years from the date on which the Placement Shares are issued. If, by the end of such three-year period, the Listing and the IPO have not been completed and the China Securities Regulatory Commission has not otherwise approved the registration of ACM Shanghai’s Listing application, the Investor and ACM Shanghai each will have the right to require that ACM Shanghai repurchase the Investor’s Placement Shares for a price equal to the initial purchase price paid by the Investor, without interest.

We have determined, voluntarily and not pursuant to any requirement of any of the Capital Increase Agreements or Supplemental Agreements or any other contractual or legal obligation, that ACM Shanghai will deposit, and hold in reserve, all of the proceeds received from the sale of Placement Shares in segregated cash and cash-equivalent accounts pending either (a) completion of the Listing and the IPO or (b) application to repurchase such Placement Shares.

If the Listing and the IPO are completed, each Investor, pursuant to the terms of its Supplemental Agreement, will be prohibited from (a) for a period of one year from the listing date, selling or otherwise transferring its Placement Shares and (b) holding, directly or indirectly, more than five percent of the total registered capital of ACM Shanghai.

Item 8.01
Other Events.

On June 17, 2019 we announced our intention to complete the Listing, under which shares of ACM Shanghai would be listed on the STAR Market, and the IPO, a public offering of ACM Shanghai shares in the PRC that would be completed contemporaneously with the Listing. ACM Shanghai currently is our primary operating subsidiary and a wholly owned subsidiary of ACM Research.

Background of Proposed Listing and IPO

We will seek to complete, within three years after the date on which the Placement Shares are issued, the Listing on the STAR Market, a new exchange organized by the Shanghai Stock Exchange in order to support innovative companies in the PRC. We believe the Listing will enable us to access a new source of growth capital in our primary market, raise our profile with investors and potential customers in the PRC, and help us achieve our goal of becoming a global supplier to the semiconductor capital equipment market.

To qualify for the Listing, ACM Shanghai must have multiple independent shareholders in the PRC. In order to satisfy this requirement, ACM Shanghai entered into the Capital Increase Agreements and Supplemental Agreements with the several Investors on June 12, 2019, as described above under “Item 1.01 Entry into a Material Definitive Agreement.” Upon, and subject to, the Investors’ funding of the purchase prices for the Placement Shares in accordance with the respective Capital Increase Agreements, ACM Shanghai will receive aggregate proceeds of RMB 187,924,000 ($27.3 million) and will have satisfied the STAR Market requirement as to multiple independent PRC shareholders.

We may determine to enter into additional agreements in the quarter ending September 30, 2019 pursuant to which certain existing ACM Research stockholders could purchase shares of ACM Shanghai, which we refer to as the Additional Shares, for an aggregate purchase price of up to $40 million. The purchase price of the Additional Shares would be RMB 13 per RMB 1 of registered capital, which is the same price as is to be paid by Investors other than the two employee entities. We expect that, if we were to enter any such agreements for Additional Shares, the other terms of those agreements would be substantially similar to those under the Capital Increase Agreements and Supplemental Agreements entered into with the Investors. As of the date of this report, we not entered into any agreements or understandings with respect to the issuance of Additional Shares. ACM Shanghai will not need to complete any sale of Additional Shares in order to comply with the Listing requirements, and we are not obligated–by the Listing requirements, any contractual obligations or otherwise–to enter into any agreements to sell Additional Shares.

As described above under “Item 1.01 Entry into a Material Definitive Agreement—Supplemental Agreements,” we have voluntarily determined that ACM Shanghai will deposit, and hold in reserve, the proceeds of the Placement Shares (and any Additional Shares), in segregated cash and cash-equivalent accounts pending either (a) completion of the Listing and the IPO or (b) application to repurchase Placement Shares pursuant to the Supplemental Agreements (or to repurchase Additional Shares pursuant to equivalent agreements). Upon completion of the Listing and the IPO, ACM Shanghai will have broad discretion in the use of the proceeds of the sale of the Placement Shares (and any Additional Shares) and of the IPO.

Our global headquarters will continue to be located in Fremont, California, and we are committed to maintaining the listing of ACM Research Class A common stock on the Nasdaq Global Market. We believe the listing of ACM Shanghai shares on the STAR Market will help us scale our business in mainland PRC, as we continue to seek to broaden our markets in Europe, Japan, Korea, Taiwan and the United States.

Accounting Treatment

For purposes of our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, we expect that, pending completion of the Listing and the IPO or the application of the proceeds of the Placement Shares (and any Additional Shares) to repurchase such Placement Shares (or Additional Shares):

●
the proceeds of the sales of Placement Shares (and any Additional Shares) will be reflected in our consolidated balance sheets as investment deposits (under non-current assets) and as a long-term liability; and

●
the Placement Shares (and any Additional Shares) will not be reflected as non-controlling or minority equity interests in ACM Shanghai.

Risks and Uncertainties of Proposed Listing and IPO

Our plans for the Listing and the IPO are subject to a number of risks and uncertainties, and our actual results may vary significantly from our expectations. The occurrence of any of the following risks and uncertainties, or additional risks and uncertainties with respect to the proposed Listing that are not presently known to us or that we currently believe to be immaterial, could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case the trading price of our Class A common stock could decline.

We may not be able to complete the Listing and the IPO. One or more of the Investors may not fund the purchase of their Placement Shares as required by their Capital Increase Agreements. Even if the Investors fund those purchases, ACM Shanghai must succeed in obtaining PRC governmental approvals required to permit the Listing and the IPO, and one or more of those approvals may be denied, or significantly delayed, by the PRC regulators for numerous reasons, many of which are outside of our control. Similarly, ACM Shanghai’s Listing application may be denied or delayed by the Shanghai Stock Exchange in its discretion.

If we are unable to complete the Listing and the IPO, we may not otherwise be able to realize the anticipated advantages in our PRC operations. Because it may be more than three years before we know whether the Listing and the IPO will be completed, we may, in the interim, forego or postpone other alternative actions to strengthen our market position and operations in the PRC. During that time, the process underlying the Listing and the IPO could result in significant diversion of management time as well as substantial out-of-pocket costs.

We cannot assure you that, even if the Listing and the IPO are completed, we will realize any or all of our anticipated benefits of the Listing and the IPO, including the strengthening of our market position and operations in the PRC Market. If the listing is completed, ACM Shanghai will have broad discretion in the use of the proceeds from sales of Placement Shares and any Additional Shares and from the IPO, and it may spend or invest those proceeds in a way with which ACM Research stockholders disagree.

In any event, the proceeds from sales of Placement Shares and any Additional Shares and from the IPO are not expected to be available to expand our operations outside the PRC, and that global expansion will be critical to our long-term business success. As a result, it is likely that we will require additional capital in the future in order to fund global operations and we cannot give any assurance that such capital will be available at all in terms acceptable to us. Under existing PRC laws and regulations, it may be difficult, if not impossible, for ACM Research to be able to receive dividends comprised of funds generated by ACM Shanghai and, even if such dividends can be paid from the PRC to the United States, after the completion of the Listing and the IPO, any such dividends can be paid to ACM Research only if other holders of ACM Shanghai shares receive their pro rata dividends.

In order to help ensure that proceeds from the Placement Shares and any Additional Shares can be repaid if necessary under the terms of the applicable agreements, ACM Shanghai will reserve those proceeds in segregated accounts and therefore those proceeds will not be available to fund our operations in the PRC or elsewhere. In the event, however, ACM Shanghai were to incur an unexpected significant financial obligation, those proceeds may be subject to claims of third parties, in which case we would need to find an alternative source of funds to repurchase the Placement Shares and any Additional Shares.

As of the date of this report, no company with stock publicly traded in the United States has effected a STAR Market listing of stock of a PRC-based subsidiary. No assurance can be given regarding the effect of the Listing and the IPO on the market price of ACM Research Class A common stock. The market price of Class A common stock may be volatile or may decline, for reasons other than the risk and uncertainties described above, as the result of investor negativity or uncertainty with respect to the impact of the proposed Listing and IPO.

ACM Research stockholders are not entitled to purchase ACM Shanghai shares in the pre-Listing placement, and they may have limited opportunities to purchase ACM Shanghai shares even if the Listing and the IPO are completed. Investors may elect to invest in our business and operations by purchasing ACM Shanghai shares in the IPO or on the STAR Market rather than purchasing ACM Research Class A common stock, and that reduction in demand could lead to a decrease in the market price for the Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

Date: June 18, 2019	By:	/s/ David H. Wang
David H. Wang
Chief Executive Officer and President